Exhibit 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS RECORD FOURTH QUARTER & CALENDAR YEAR NET SALES AND ADJUSTED NET INCOME

•
Delivered record calendar year 2015 net sales of $5.35 billion, an increase of 28% compared to the prior year; with adjusted net income of $1.09 billion, an increase of 29% compared to the prior year; and adjusted earnings per share of $7.59, an increase of 21% compared to the prior year

•
Consumer Healthcare and Rx Pharmaceuticals segments delivered all-time record calendar year net sales of $2.82 billion and $1.07 billion, and adjusted operating income of $546.6 million and $491.1 million, respectively

•	Achieved record fourth quarter net sales of $1.42 billion, up 34% on a constant currency basis; with adjusted net income of $262 million, or $1.80 per diluted share

•	Achieved record fourth quarter adjusted gross margin of 47.1% with fourth quarter adjusted operating margin of 24.7%

•
Reported fourth quarter GAAP net loss of $(107) million and GAAP diluted loss per share of $(0.74), which includes pre-tax non-cash intangible impairment charges; GAAP gross margin of 39.3% and GAAP operating margin of (6.6)%

Outlook:

•
The Company expects calendar year 2016 adjusted earnings per diluted share range of $9.50 to $9.80, which reflects an increase of 25% to 29% over calendar year 2015 adjusted earnings per share of $7.59

Dublin, Ireland - February 18, 2016 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for the fourth quarter and calendar year ended December 31, 2015.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “The team delivered record performance in the face of a busy year and the challenges associated with an eight month long unsolicited takeover attempt. I would like to thank our Consumer Healthcare (“CHC”) and Rx teams for achieving all-time record net sales for the calendar year, and the Rx team for surpassing $1 billion in net sales. Since we closed the Branded Consumer Healthcare (“BCH”) acquisition, Euro net sales have improved year over year, due to some exciting new product launches and the acquisition of our new portfolio of leading OTC brands from GSK . Although the segment did not meet our internal expectations, we are taking specific actions to address this performance. We are confident that our durable business model and future growth prospects will continue to deliver value for our shareholders and provide Quality Affordable Healthcare Products® to our customers and patients worldwide.”

Refer to Tables I, II, III, and IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Condensed Consolidated Statements of Operations, which include selected balance sheet and cash flow data . All references in this press release to the fourth quarter are references to the fourth calendar quarter of the respective year.

Calendar Year 2015 Results

Perrigo Company plc
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Calendar 2015	Calendar 2014	YoY	Constant Currency
	12/31/2015	12/27/2014	% Change	% Change
Net Sales
Consumer Healthcare	$2,816.0	$2,786.5	1%	3%
Branded Consumer Healthcare	$1,029.1	—	—	—
Prescription Pharmaceuticals	$1,073.3	$947.9	13%	14%
Specialty Sciences	$334.0	$317.8	5%	12%
Other	$98.0	$119.3	-18%	-14%
Total Net Sales	$5,350.3	$4,171.6	28%	30%

Reported Net Income	$(32.8)	$346.3	NM
Adjusted Net Income	$1,088.6	$842.7	29%
Reported Diluted EPS	$(0.23)	$2.57	NM
Adjusted Diluted EPS	$7.59	$6.27	21%
Reported Diluted Shares	144.6	135.0	7%
Adjusted Diluted Shares	143.4	134.4	7%

Net sales for calendar year 2015 were $5.35 billion, an increase of 28% on a reported basis. On a constant currency basis, net sales for the year increased 30% over calendar year 2014, attributable primarily to $1.03 billion related to the inclusion of the BCH segment and 14% growth in the Rx segment on a constant currency basis. Legacy Perrigo new product sales were $365 million for the year. The increase in net sales was partially offset by $197 million in discontinued products and $80 million of unfavorable foreign currency movements.

Fourth Quarter Results

Perrigo Company plc
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Calendar 2015	Calendar 2014
	Fourth Quarter Ended	Fourth Quarter Ended	YoY	Constant Currency
	12/31/2015	12/27/2014	% Change	% Change
Net Sales
Consumer Healthcare	$709.5	$678.5	5%	6%
Branded Consumer Healthcare	$325.7	—	—	—
Prescription Pharmaceuticals	$283.2	$276.6	2%	3%
Specialty Sciences	$83.9	$86.6	-3%	2%
Other	$22.5	$30.0	-25%	-24%
Total Net Sales	$1,424.8	$1,071.7	33%	34%

Reported Net Income	$(107.0)	$70.2	NM
Adjusted Net Income	$261.5	$244.9	7%
Reported Diluted EPS	$(0.74)	$0.51	NM
Adjusted Diluted EPS	$1.80	$1.82	-1%
Reported Diluted Shares	144.9	136.8	6%
Adjusted Diluted Shares	145.4	134.5	8%

Net sales in the quarter were $1.42 billion, an increase of 33% on a reported basis. On a constant currency basis, net sales in the quarter increased 34% over the fourth quarter of 2014, attributable primarily to $326 million related to the inclusion of the BCH segment and 6% growth in the CHC segment on a constant currency basis. Legacy Perrigo new product sales were $85 million. The increase in net sales was partially offset by $47 million in discontinued products.

Excluding charges as outlined in Table I at the end of this release, fourth quarter calendar year 2015 adjusted net income increased 7% to $262 million or $1.80 per diluted share versus $1.82 for the same period last year.

Segment Results

Consumer Healthcare

Net sales in the fourth quarter were $710 million, a 6% increase on a constant currency basis, reflecting new product sales of $60 million and an increase in sales of existing products of $32 million (primarily in the infant formula, cough/cold and smoking cessation categories). These increases were partially offset by discontinued products of

$47 million and a decline of $19 million in existing products (primarily in the analgesics and diabetes categories). Net sales were impacted by $10 million of unfavorable foreign currency movements.

Record fourth quarter adjusted gross profit margin of 33.4% increased 140 basis points compared to last year primarily due to product mix, improved commodity costs and manufacturing efficiencies.

Adjusted operating income of $127 million in the fourth quarter improved $15 million, or 14%, compared to the prior year due to higher gross profit contribution and relatively flat operating expenses.

Branded Consumer Healthcare

Net sales of $326 million in the fourth quarter included new product sales of $32 million, highlighted by the launch of Bronchostop® cough/cold syrup. Additionally, the Top 20 Brands grew 6% year-over-year.

Fourth quarter adjusted gross profit percent to sales was 53.9% and adjusted operating income was $42 million, or 12.8%.

Rx Pharmaceuticals

Net sales in the fourth quarter of $283 million, an increase of 2% over a record prior year, were driven by new product sales of $25 million, which were offset by a decrease in sales of existing products of $24 million.

Fourth quarter adjusted operating income of $124 million decreased by 3% compared to the prior year, driven by a full quarter of investments in the specialty pharmaceuticals sales force this year and marketing costs.

Specialty Sciences

The Company recognized $84 million of royalty revenue in the fourth quarter related to global sales of the Multiple Sclerosis drug Tysabri®. Net sales included $4 million in unfavorable foreign currency movements.

Asset Impairment

During the Company's impairment testing for the quarter ended December 31, 2015, the Company identified an impairment of certain indefinite-lived intangible assets based on management’s expectations for future revenues, profits and cash flows associated with these assets. The indefinite-lived intangible assets were purchased in conjunction with the Omega Pharma Invest NV acquisition and are included in the BCH segment. The assessment resulted in an impairment charge of $185 million, which represents the difference between the carrying amount of the intangible assets and their estimated fair value. The primary assumptions supporting the fair value of these assets and cash flow projections assume revenue growth based on the Company's best estimates for product line extensions, product life cycle strategies and geographical expansion within the markets in which the BCH segment currently distributes products, and gross margins and advertising and promotion investments largely consistent with historical trends.

In addition, the Company began actively marketing its India API business during the fourth quarter and recorded an impairment charge of $29 million related to the assets held for sale.

Conclusion

Papa concluded, “Fourth quarter 2015 BCH financial performance was below our expectations. We are executing on our plan to drive improved BCH performance by taking select actions in the key areas of people, process, and products. First, we are changing the management structure of the BCH segment, incorporating Perrigo’s matrix leadership model in place, which will drive better transparency and accountability, sharpening our focus on performance metrics. Second we are improving our processes in order to align systems, connectivity and functional accountability of the BCH business to Perrigo standards - while continuing to leverage the powerful marketing platform that BCH has in place. Finally, we have conducted a portfolio review, and are taking actions in BCH to exit slower growing or underperforming brands to reallocate these resources to higher growth products. I am confident that these actions, when taken together, will result in improved operating performance and an acceleration of growth in the BCH segment. I want to stress our commitment and conviction around the long-term prospects for the BCH business and the European OTC marketplace as a whole.”

Guidance

The Company expects 2016 adjusted earnings to be between $9.50 and $9.80 per diluted share as compared to $7.59 in 2015, excluding the charges outlined in Table III at the end of this release. This range results in a year-over-year growth rate in adjusted earnings of 25% to 29% over 2015's adjusted earnings per diluted share. The Company also expects 2016 reported earnings to be between $5.55 and $5.85 per diluted share as compared to a loss of $0.23 in 2015. A reconciliation to GAAP measures is attached in Table III.

A conference call will begin at 8:00 a.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID # 31741275. A taped replay of the call will be available beginning at approximately 4:00 p.m. (ET) on February 18, 2016 until midnight on March 4, 2016. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 31741275.

About Perrigo

Perrigo Company plc, a top five global over-the-counter ("OTC") consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides Quality Affordable Healthcare Products® across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel and China.

A copy of this announcement will be available on Perrigo's website at www.perrigo.com.

Calendar-Year Data

Calendar-year data for 2015 was derived from the Company’s audited results for the six-month period ended December 31, 2015 and unaudited results for the fiscal quarters ended March 28, 2015 and June 27, 2015. Calendar-year data for 2014 was derived from the Company’s unaudited results for the fiscal quarters ended March 29, 2014, June 28, 2014, September 27, 2014 and December 27, 2014.

Forward-Looking Statements

Certain statements in this presentation are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing, amount and cost of share repurchases, and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains non-GAAP measures. The reconciliation of these measures to the most comparable GAAP measures is included at the end of this press release. As a part of these non-GAAP measures, we report sales performance using the financial measure of "constant currency". We believe this provides meaningful information to assist our shareholders in understanding our financial results and true operational performance by assuming that foreign exchange rates had not changed between the prior and current period. The comparisons presented at constant currency reflect current year results translated at the prior year's exchange rates. This includes the royalty revenue related to Biogen Inc.'s sales of its Multiple Sclerosis drug Tysabri® included in the Specialty Sciences Segment.

A copy of this press release, including the reconciliations, is available on our website at www.perrigo.com.

Contacts

Bradley Joseph, Vice President, Global Investor Relations
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations
(269) 686-1709
E-mail: ajshannon@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Six Months Ended	Fiscal Year Ended
	December 31, 2015	June 27, 2015	June 28, 2014	June 29, 2013
Net sales	$2,769.5	$4,603.9	$4,060.8	$3,539.8
Cost of sales	1,661.4	2,891.4	2,613.1	2,259.8
Gross profit	1,108.1	1,712.5	1,447.7	1,280.0

Operating expenses
Distribution	47.9	67.7	55.3	47.5
Research and development	88.2	187.8	152.5	115.2
Selling	325.9	319.0	208.6	186.1
Administration	309.1	385.2	411.3	240.2
Impairment charges	215.6	—	—	—
Write-off of in-process research and development	—	—	6.0	9.0
Restructuring	26.9	5.1	47.0	2.9
Total operating expenses	1,013.6	964.8	880.7	600.9

Operating income	94.5	747.7	567.0	679.1

Interest expense, net	89.9	146.0	103.5	65.8
Other expense, net	26.9	343.2	25.1	5.6
Loss on extinguishment of debt	0.9	10.5	165.8	—
Income (loss) before income taxes	(23.2)	248.0	272.6	607.7
Income tax expense (benefit)	(28.8)	120.0	67.3	165.8
Net income	$5.6	$128.0	$205.3	$441.9

Earnings per share
Basic	$0.04	$0.92	$1.78	$4.71
Diluted	$0.04	$0.92	$1.77	$4.68

Weighted-average shares outstanding
Basic	145.6	139.3	115.1	93.9
Diluted	146.1	139.8	115.6	94.5

Dividends declared per share	$0.25	$0.46	$0.39	$0.35

PERRIGO COMPANY PLC
SELECTED BALANCE SHEET DATA
(in millions)

	December 31, 2015	June 27, 2015
	(unaudited)
Cash and cash equivalents	$417.8	$785.6

Current indebtedness	$1,018.3	$64.6
Long-term debt, less current portion	4,971.6	5,246.9
Total debt	$5,989.9	$5,311.5

PERRIGO COMPANY PLC
SELECTED CASH FLOW DATA
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 28, 2015	June 27, 2015	September 26, 2015	December 31, 2015	December 31, 2015

Net cash from operating activities	$267.9	$462.7	$136.1	$187.1	$1,053.8
Net cash for investing activities	(333.9)	(2,156.3)	(448.8)	(425.7)	(3,364.7)
Net cash from (for) financing activities	(31.6)	(953.6)	43.7	150.0	(791.5)
Effect of exchange rate changes on cash	(68.1)	2.4	(10.1)	(0.1)	(75.9)
Net increase (decrease) in cash and cash equivalents	(165.7)	(2,644.8)	(279.1)	(88.7)	(3,178.3)
Cash and cash equivalents, beginning of period	3,596.1	3,430.4	785.6	506.5	3,596.1
Cash and cash equivalents, end of period	$3,430.4	$785.6	$506.5	$417.8	$417.8

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$1,424.8	$—		$1,424.8	$1,071.7	$—		$1,071.7	33%	33%
Cost of sales	865.5	111.3	(a)	754.2	687.9	100.8	(a)	587.1	26%	28%
Gross profit	559.3	111.3		670.6	383.8	100.8		484.6	46%	38%

Operating expenses
Distribution	23.0	—		23.0	14.8	—		14.8	55%	55%
Research and development	46.6	0.2		46.4	53.2	10.0	(g)	43.2	-12%	7%
Selling	157.9	15.5	(a)	142.4	44.9	5.5	(a)	39.4	252%	261%
Administration	185.5	79.1	(a,c)	106.4	84.1	13.6	(a,d,h)	70.5	121%	51%
Impairment charges	215.6	215.6	(b)	—	—	—		—	—%	—%
Restructuring	24.7	24.7	(d)	—	2.4	2.4	(d)	—	912%	—%
Total operating expenses	653.3	335.1		318.2	199.4	31.5		167.9	228%	90%

Operating income (loss)	(94.0)	446.4		352.4	184.4	132.3		316.7	-151%	11%
Interest expense, net	46.5	—		46.5	30.8	5.0	(i)	25.8	51%	80%
Other expense, net	14.0	13.6	(e)	0.4	59.3	56.4	(j)	2.9	-76%	-86%
Loss on extinguishment of debt	0.9	0.9		—	9.6	9.6	(k)	—	-91%	—%
Income (loss) before income taxes	(155.4)	460.9		305.5	84.7	203.3		288.0	-283%	6%
Income tax expense (benefit)	(48.4)	92.4	(f)	44.0	14.5	28.6	(f)	43.1	-433%	2%
Net income (loss)	$(107.0)	$368.5		$261.5	$70.2	$174.7		$244.9	NM	7%

Diluted earnings (loss) per share	$(0.74)			$1.80	$0.51			$1.82	NM	-1%

Diluted weighted average shares outstanding	144.9			145.4	136.8	(2.3)	(l)	134.5	6%	8%

Selected ratios as a percentage of net sales (1)
Gross profit	39.3%			47.1%	35.8%			45.2%
Operating expenses	45.9%			22.3%	18.6%			15.7%
Operating income	(6.6)%			24.7%	17.2%			29.5%

Fourth Calendar Quarter Tickmark Legend
Tickmark	Description

(1)	Ratios calculated using exact numbers
NM	Calculations are not meaningful

(a)	Acquisition-related amortization expense

(b)	Primarily a $185.1 million intangible asset impairment charge related to our BCH segment and a $29.0 million impairment charge on our India API held for sale assets

(c)	Mylan defense-related fees of $71.3 million and acquisition and integration-related charges of $7.8 million

(d)	Restructuring charges

(e)	Investment impairment of $10.7 million, and equity method investment losses of $2.7 million

(f)	Tax effect of non-GAAP adjustments and impact of acquisitions on deferred taxes

(g)	R&D payment of $10.0 million made in connection with collaborative arrangement

(h)	Omega transaction expenses totaling $11.6 million

(i)	Omega financing fees

(j)
Loss on derivatives associated with the Omega acquisition totaling $64.7 million, and equity method investment losses of $3.0 million, partially offset by income of a $12.5 million from transfer of rights agreement

(k)	Bridge fees and extinguishment of debt in connection with the Omega financing

(l)	Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the pending Omega acquisition

Table I (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Twelve Months Ended
Consolidated	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$5,350.3	$—		$5,350.3	$4,171.6	$—		$4,171.6	28%	28%
Cost of sales	3,235.2	447.1	(a,b)	2,788.1	2,735.3	395.5	(a)	2,339.7	18%	19%
Gross profit	2,115.1	447.1		2,562.2	1,436.3	395.5		1,831.9	47%	40%

Operating expenses
Distribution	86.3	—		86.3	57.2	—		57.2	51%	51%
Research and development	186.3	18.4	(c)	167.9	172.6	10.0	(i)	162.6	8%	3%
Selling	549.6	91.7	(a)	457.9	206.4	22.4	(a)	184.0	166%	149%
Administration	528.8	139.6	(a,d)	389.2	343.7	44.8	(a,j)	298.9	54%	30%
Impairment charges	215.6	215.6	(e)	—	—	—		—	—%	—%
Restructuring	27.8	27.8		—	34.1	34.1		—	-18%	—%
Total operating expenses	1,594.4	493.1		1,101.3	814.0	111.3		702.7	96%	57%

Operating income	520.7	940.2		1,460.9	622.3	506.8		1,129.2	-16%	29%
Interest expense, net	179.1	18.7	(f)	160.4	109.2	5.0	(f)	104.2	64%	54%
Other expense, net	308.2	298.5	(g)	9.7	82.0	76.3	(k)	5.7	276%	70%
Loss on extinguishment of debt	1.8	1.8		—	9.6	9.6	(l)	—	-81%	—%
Income before income taxes	31.6	1,259.2		1,290.8	421.5	597.7		1,019.3	-93%	27%
Income tax expense	64.4	137.8	(h)	202.2	75.2	101.5	(h)	176.6	-14%	14%
Net income (loss)	$(32.8)	$1,121.4		$1,088.6	$346.3	$496.2		$842.7	NM	29%

Diluted earnings (loss) per share	$(0.23)			$7.59	$2.57			$6.27	NM	21%

Diluted weighted average shares outstanding	144.6			143.4	135.0	(0.6)	(m)	134.4	7%	7%

Selected ratios as a percentage of net sales (2)
Gross profit	39.5%			47.9%	34.4%			43.9%
Operating expenses	29.8%			20.6%	19.5%			16.8%
Operating income	9.7%			27.3%	14.9%			27.1%

2015 Calendar Year-To-Date Tickmark Legend
Tickmark	Description

(1)	Amounts may not sum or cross-foot due to rounding
(2)	Ratios calculated using exact numbers

(a)	Acquisition-related amortization expense

(b)	Primarily amortization of inventory step-up related to the Omega acquisition of $15.6 million

(c)	R&D payment of $18.0 million made in connection with collaborative arrangement

(d)	Mylan defense-related fees of $100.3 million, integration-related charges of $32.5 million, and amortization of Omega fixed asset step-up of $5.1 million

(e)	Intangible asset impairment charge related to our BCH segment of $185.1 million and a $29.0 million impairment charge on our India API held for sale assets

(f)	Omega financing fees

(g)
Primarily $265.0 million in losses on acquisition-related foreign currency hedges, $12.4 million of impairments on investment securities, $10.8 million of equity method investment losses, and a $6.8 million goodwill impairment charge

(h)	Tax effect of non-GAAP adjustments and impact of acquisitions on deferred taxes

(i)	R&D payment of $10.0 million made in connection with collaborative arrangement

(j)
Acquisition and integration-related charges totaling $15.8 million related primarily to Omega and Elan, a loss contingency accrual of $15.0 million, fair value adjustment to contingent consideration of $5.8 million, and a litigation settlement of $2.0 million

(k)
Losses on derivatives associated with the Omega acquisition totaling $64.7 million and equity method investment losses totaling $11.4 million, partially off set by income of $12.5 million from transfer of a rights agreement

(l)	Bridge fees and extinguishment of debt in connection with Omega financing

(m)	Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the Omega acquisition

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$709.5	$—		$709.5	$678.5	$—		$678.5	5%	5%
Cost of sales	485.5	13.1	(a)	472.4	471.4	10.1	(a)	461.3	3%	2%
Gross profit	224.0	13.1		237.1	207.1	10.1		217.2	8%	9%
Operating expenses	132.0	21.7	(a,b)	110.3	123.9	18.3	(a,c)	105.6	7%	4%
Operating income	$92.0	$34.8		$126.8	$83.2	$28.4		$111.6	11%	14%

Selected ratios as a percentage of net sales (1)
Gross profit	31.6%			33.4%	30.5%			32.0%
Operating expenses	18.6%			15.5%	18.3%			15.6%
Operating income	13.0%			17.9%	12.3%			16.4%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and other integration-related charges of $13.2 million and an intangible asset impairment charge of $1.5 million
(c) Restructuring and other integration-related charges of $2.1 million and an R&D payment of $10.0 million made in connection with a collaborative arrangement

	Twelve Months Ended
Consumer Healthcare	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$2,816.0	$—		$2,816.0	$2,786.5	$—		$2,786.5	1%	1%
Cost of sales	1,890.8	46.9	(a)	1,843.9	1,930.2	35.1	(a)	1,895.1	-2%	-3%
Gross profit	925.2	46.9		972.1	856.3	35.1		891.4	8%	9%
Operating expenses	468.3	42.8	(a,b)	425.5	487.5	46.0	(a,c)	441.5	-4%	-4%
Operating income (loss)	$456.9	$89.7		$546.6	$368.8	$81.1		$449.9	24%	22%

Selected ratios as a percentage of net sales (2)
Gross profit	32.9%			34.5%	30.7%			32.0%
Operating expenses	16.6%			15.1%	17.5%			15.8%
Operating income	16.2%			19.4%	13.2%			16.1%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and other integrated-related charges and an intangible asset impairment charge of $1.5 million
(c) R&D payment of $10.0 million made in connection with a collaboration arrangement, restructuring and other integrated-related charges of $7.9 million, and a litigation settlement of $2.0 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Branded Consumer Healthcare	December 31, 2015
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$325.7	$—		$325.7
Cost of sales	156.5	6.2	(a)	150.3
Gross profit	169.2	6.2		175.4
Operating expenses	328.9	195.2	(a,b)	133.7
Operating income (loss)	$(159.7)	$201.4		$41.7

Selected ratios as a percentage of net sales (1)
Gross profit	51.9%			53.9%
Operating expenses	101.0%			41.0%
Operating income	(49.0)%			12.8%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Acquisition and integration-related charges, an intangible asset impairment charge of $185.1 million, and a fixed asset step-up of $1.6 million

	Twelve Months Ended
Branded Consumer Healthcare	December 31, 2015
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$1,029.1	$—		$1,029.1
Cost of sales	505.4	33.8	(a,b)	471.6
Gross profit	523.7	33.8		557.5
Operating expenses	652.3	257.7	(a,c)	394.6
Operating income (loss)	$(128.6)	$291.5		$162.9

Selected ratios as a percentage of net sales (1)
Gross profit	50.9%			54.2%
Operating expense	63.4%			38.3%
Operating income	(12.5)%			15.8%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Inventory step-up of $15.6 million
(c) Acquisition and integration-related charges, an intangible asset impairment charge of $185.1 million, and a fixed asset step-up of $1.6 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$283.2	$—		$283.2	$276.6	$—		$276.6	2%	2%
Cost of sales	138.3	18.5	(a)	119.8	127.1	17.8	(a)	109.3	9%	10%
Gross profit	144.9	18.5		163.4	149.5	17.8		167.3	-3%	-2%
Operating expenses	40.5	0.7	(a,b)	39.8	39.8	0.2	(a)	39.6	2%	1%
Operating income	$104.4	$19.2		$123.6	$109.7	$18.0		$127.7	-5%	-3%

Selected ratios as a percentage of net sales (1)
Gross profit	51.2%			57.7%	54.0%			60.5%
Operating expenses	14.3%			14.1%	14.4%			14.3%
Operating income	36.9%			43.6%	39.6%			46.2%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and other integration-related charges of $2.6 million, partially off set by a decrease in a litigation accrual of $2.0 million

	Twelve Months Ended
Rx Pharmaceuticals	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$1,073.3	$—		$1,073.3	$947.9	$—		$947.9	13%	13%
Cost of sales	495.0	73.9	(a)	421.1	453.5	69.5	(a)	384.0	9%	10%
Gross profit	578.3	73.9		652.2	494.4	69.5		563.9	17%	16%
Operating expenses	183.5	22.4	(a,b)	161.1	153.7	21.9	(a,c)	131.8	19%	22%
Operating income (loss)	$394.8	$96.3		$491.1	$340.7	$91.4		$432.1	16%	14%

Selected ratios as a percentage of net sales (2)
Gross profit	53.9%			60.8%	52.2%			59.5%
Operating expenses	17.1%			15.0%	16.2%			13.9%
Operating income	36.8%			45.8%	35.9%			45.6%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Payment of $18.0 million made in connection with an R&D arrangement, restructuring and other integration-related charges, and fair value adjustment to contingent consideration of $1.0 million
(c) Loss contingency accrual of $15.0 million and a fair value adjustment to contingent consideration of $5.8 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$83.9	$—		$83.9	$86.6	$—		$86.6	-3%	-3%
Cost of sales	73.0	73.0	(a)	—	72.5	72.5	(a)	—	1%	—%
Gross profit	10.9	73.0		83.9	14.1	72.5		86.6	-23%	-3%
Operating expenses	4.1	(0.3)	(a)	4.4	4.6	0.8	(a,b)	3.8	-11%	16%
Operating income	$6.8	$72.7		$79.5	$9.5	$73.3		$82.8	-29%	-4%

Selected ratios as a percentage of net sales (1)
Gross profit	12.9%			100.0%	16.3%			100.0%
Operating expenses	4.9%			5.2%	5.3%			4.4%
Operating income	8.1%			94.8%	11.0%			95.6%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and other integration-related charges

	Twelve Months Ended
Specialty Sciences	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (1)	Non-GAAP Adjustments (1)		As Adjusted (1)	GAAP	As Adjusted
Net sales	$334.0	$—		$334.0	$317.8	$—		$317.8	5%	5%
Cost of sales	290.6	290.6	(a)	—	289.1	289.1	(a)	—	1%	NM
Gross profit	43.4	290.6		334.0	28.7	289.1		317.8	51%	5%
Operating expenses	15.7	0.9	(a,b)	14.8	53.9	23.9	(b)	30.0	-71%	-51%
Operating income (loss)	$27.7	$291.5		$319.2	$(25.2)	$313.0		$287.8	-210%	11%

Selected ratios as a percentage of net sales (2)
Gross profit	13.0%			100.0%	9.0%			100.0%
Operating expenses	4.7%			4.4%	95.6%			9.4%
Operating income	8.3%			95.6%	(7.9)%			90.6%

(1) Amounts may not sum or cross-foot due to rounding
(2) Ratios calculated using exact numbers.
(a) Acquisition-related amortization expense
(b) Restructuring and integration-related charges

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Other	December 31, 2015				December 27, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$22.5	$—		$22.5	$30.0	$—		$30.0	-25%	-25%
Cost of sales	12.1	0.5	(a)	11.6	16.8	0.5	(a)	16.3	-28%	-29%
Gross profit	10.4	0.5		10.9	13.2	0.5		13.7	-21%	-20%
Operating expenses	36.1	30.6	(b)	5.5	5.8	—		5.8	528%	-4%
Operating income (loss)	$(25.7)	$31.1		$5.4	$7.4	$0.5		$7.9	-446%	-33%

Selected ratios as a percentage of net sales (1)
Gross profit	46.2%			48.3%	43.9%			45.5%
Operating expenses	160.3%			24.6%	19.2%			19.2%
Operating income	(114.1)%			23.7%	24.7%			26.3%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Impairment charge on our India API held for sale assets of $29.0 million and restructuring and other integration-related charges of $1.6 million

Table III
PERRIGO COMPANY PLC
2016 GUIDANCE
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
2016 Guidance
2016 reported diluted EPS range	$5.55 - $5.85
Acquisition-related amortization and impact of acquisitions on deferred tax balances (1)	3.78
Integration and restructuring-related charges	0.17
2016 adjusted diluted EPS range	$9.50 - $9.80

2015 adjusted diluted EPS	$7.59

% change	25% - 29%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions.

Table IV
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
	December 31, 2015	December 27, 2014	YoY % Change	Fx Impact	Constant Currency % Change
Net Sales
Consumer Healthcare	$709.5	$678.5	5%	1%	6%
Branded Consumer Healthcare	$325.7	—	—%	—%	—%
Prescription Pharmaceuticals	$283.2	$276.6	2%	1%	3%
Specialty Sciences	$83.9	$86.6	-3%	5%	2%
Other	$22.5	$30.0	-25%	1%	-24%
Consolidated Net Sales	$1,424.8	$1,071.7	33%	1%	34%

	Twelve Months Ended
	December 31, 2015	December 27, 2014	YoY % Change	Fx Impact	Constant Currency % Change
Net Sales
Consumer Healthcare	$2,816.0	$2,786.5	1%	2%	3%
Branded Consumer Healthcare	$1,029.1	—	—%	—%	—%
Prescription Pharmaceuticals	$1,073.3	$947.9	13%	1%	14%
Specialty Sciences	$334.0	$317.8	5%	7%	12%
Other	$98.0	$119.3	-18%	4%	-14%
Consolidated Net Sales	$5,350.3	$4,171.6	28%	2%	30%